Barley Snyder
                    Attorneys At Law

126 East King Street Lancaster, PA 17602-2893 Tel 717-299-5201 Fax 717-291-4660 www.barley.com
June 19, 2013
Fulton Financial Corporation
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Re:	Fulton Financial Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Fulton Financial Corporation, a Pennsylvania corporation (the “Company”), in connection with the preparation and filing of the registration statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Act”), relating to the registration of various securities (the “Securities”), including (i) the Common Stock of the Company (the “Common Stock”), (ii) the Preferred Stock of the Company (the “Preferred Stock”), (iii) junior subordinated debentures of the Company (the “Junior Debt”) and (iv) warrants of the Company (the “Warrants”). The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to Rule 415 under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and records of the Company, public officials and others, and have examined such matters of law, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect and enforceability thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of representatives of the Company and others and the accuracy of the facts, information, covenants and representations set forth in the documents described above. We have assumed the accuracy of all statements of fact, and we did not independently establish or verify the facts, information, covenants and representations set forth in the documents described above. We have not, except as specifically identified herein, been retained or engaged to perform and, accordingly, have not performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, corporate records, orders, writs, judgments, rules or decrees to which the Company may be a party or to which the Company or any property thereof may be subject or bound.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved, or available for issuance and that the consideration for the issuance and sale of the Common Stock is cash in an amount that is not less than the par value of the Common Stock.  With respect to our opinion as to the Preferred Stock (as defined below), we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated, and reserved, or available for issuance and that the consideration for the issuance and sale of the Preferred Stock is cash in an amount that is not less than the par value of the Preferred Stock.  We have also assumed that (i) with respect to Securities being issued upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid, and nonassessable; and (ii) with respect to any Securities being issued upon conversion of any convertible Debt Securities (as defined below), or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Based on the foregoing, we are of the opinion that, provided (i) the Registration Statement has become effective under the Securities Act and the prospectus included therein (the “Prospectus”) and any prospectus supplement with respect thereto filed pursuant to 17 CFR Section 424 (“Prospectus Supplement”) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Securities has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Securities does not violate any applicable law or the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), or Bylaws, as amended (the “Bylaws”) or result in a default under, or breach of, any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Securities have been duly executed and delivered by the Company and, if required,  authenticated or countersigned by the transfer or other agent therefor pursuant to any applicable agreement or other requirement, and duly delivered to the purchasers thereof against payment therefor:

1.  The Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed, and delivered purchase, underwriting, or similar agreement, will have been duly authorized and will be validly issued and outstanding, fully paid and non-assessable.

2. The Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed, and delivered purchase, underwriting, or similar agreement, will have been duly authorized and will be validly issued and outstanding, fully paid and non-assessable.

3. The Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed, and delivered purchase, underwriting, or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4.  With respect to any series of Debt Securities issued under an indenture and offered under the Registration Statement, provided that the applicable indenture has been validly authorized, executed, and delivered by the Company, then the Debt Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the Commonwealth of Pennsylvania and the federal law of the United States of America, and we do not express any opinion concerning the application of the “doing business” laws or the securities laws of any jurisdiction other than the federal securities laws of the United States. We do not express any opinion on any issue not expressly addressed above.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter is rendered for the sole benefit of the addressees hereof, and no other person is entitled to rely hereon. Copies of this opinion letter may not be furnished to any other person, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document, without our prior written consent.

We consent to the filing of this form of opinion as an exhibit to the Registration Statement and to the reference to our name in the prospectus contained in the Registration Statement, or Prospectus Supplement with respect thereto filed pursuant to Section 424, under the heading Legal Matters.

Very truly yours

/s/ Barley Snyder LLP
Barley Snyder LLP